UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2024

MODERNA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Binney Street
Cambridge, MA	02142
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 714-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 19, 2024, Robert Langer and Stephen Berenson each notified Moderna, Inc. (the “Company”) of his resignation from the Board of Directors of the Company (the “Board”), including all committees on which he serves, effective August 5, 2024. Neither of their decisions to resign was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Beginning August 5, 2024, Dr. Langer and Mr. Berenson will each provide consulting services to the Company, during which periods their outstanding equity awards will continue to vest; no other compensation is contemplated by the agreements other than reimbursement of reasonable, documented expenses. Under these agreements, each of Dr. Langer and Mr. Berenson has agreed to provide consulting services to the Company through November 1, 2026.

(d) On July 19, 2024, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed David M. Rubenstein to the Board, effective August 5, 2024. Mr. Rubenstein is Co-Founder and Co-Chairman of the Board of Directors of The Carlyle Group Inc. Simultaneously with Mr. Rubenstein’s appointment, and Dr. Langer’s and Mr. Berenson’s resignations, the size of the Board will be fixed at eight directors. Mr. Rubenstein will serve as a Class III director of the Company, to hold office until the 2027 annual meeting of shareholders or until his earlier death, resignation or removal. Mr. Rubenstein was also appointed to serve on the Audit Committee of the Board to replace Mr. Berenson.

Pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Policy”), Mr. Rubenstein will be eligible to receive the non-employee director compensation as described beginning on page 26 of the Company’s proxy statement for the 2024 Annual Meeting filed with the U.S. Securities and Exchange Commission on March 21, 2024 (the “Proxy Statement”). Mr. Rubenstein will receive an Initial Grant and a pro-rata portion of an Annual Grant, each as defined in the Proxy Statement.

Mr. Rubenstein is expected to enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed on November 9, 2018. There are no arrangements or understandings between Mr. Rubenstein and any other person pursuant to which Mr. Rubenstein was appointed as a member of the Board. There are no family relationships between Mr. Rubenstein, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no transactions or relationships between the Company and Mr. Rubenstein that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On July 23, 2024, the Company issued a press release announcing the appointment of Mr. Rubenstein to the Board and the retirements of Dr. Langer and Mr. Berenson. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Press release issued by Moderna, Inc. dated July 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2024		MODERNA, INC.

	By:	/s/ Shannon Thyme Klinger
Shannon Thyme Klinger
Chief Legal Officer